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Exhibit 21

As of 12/31/03

LIST OF SUBSIDIARIES OF CHIRON CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
Cetus Generic Corporation	Delaware, USA
Chiron Partners, Inc.	California, USA
Chiron Alpha Corporation	California, USA
Chiron/Cephalon JV (50%)	Delaware, USA
Chiron Properties, Inc.	California, USA
Chiron Delta Corporation	Delaware, USA
Chiron Investment Corporation	Nevada, USA
Chiron Mimotopes U.S.	California, USA
Chiron Redevelopment Corporation	Missouri, USA
Chiron Foreign Sales Corporation	U.S. Virgin Islands
Biocent Insurance Company, Inc.	Hawaii, USA
Chiron AB	Sweden
Chiron Vision Canada, Inc.	Canada
Chiron Behring Vaccines Private Limited (51%)	India
Chiron Technologies Pty. Ltd.	Australia
Chiron B-1 Limited[1]	Bermuda
Chiron Overseas Holding Co.	Nevada, USA
Chiron B-2 Limited[1]	Bermuda
Chiron Blood Testing (Bermuda) Ltd. (Originally formed as a limited liability company; converted into a partnership on 12/18/02)	Bermuda
PathoGenesis Portugal—Produtos Farmacêuticos, Sociedade Unipessoal Lda.	Portugal
Chiron Corporation Limited	United Kingdom
Chiron B.V.	The Netherlands
Cephalon Chiron B.V.	The Netherlands
Chiron Blood Testing B.V.	The Netherlands
Chiron Canada ULC/Chiron Canada SRI	Canada
Chiron Italia S.r.l	Italy
Chiron France S.A.S.	France
Chiron Blood Testing S.a.r.l.	France
Chiron Limited	Hong Kong
Chiron UK-1 Limited (Formerly known as "Alnery No 2339 Limited", name changed effective May 9, 2003)	United Kingdom
PowderJect Pharmaceuticals Limited (formerly plc)	United Kingdom
Circassia Ltd.	United Kingdom
Chiron Vaccines Australia Pty Ltd.	Australia
Evans Vaccines Ltd.	United Kingdom
EPS Vaccines Ltd.	United Kingdom
PowderJect Pharmaceuticals Employees Share Scheme Trustees Ltd.	Jersey
PowderJect Research Ltd.	United Kingdom
PowderJect Technologies BV	The Netherlands
AlgoRx Pharmaceuticals Inc. US (13%)	United States (Delaware)
Bavarian Nordic AS (6%)	Denmark

PowderChek Diagnostics Inc.	United States (Delaware)
SBL Vaccin AB	Sweden
Vitec AB	Sweden
PowderJect Technologies Ltd.	United Kingdom
PowderJect Therapeutics Inc.	United States (Delaware)
PowderJect Vaccines Inc.	United States (Delaware)
Chiron Healthcare Ireland Limited dba "Chiron Ireland"	Ireland
Chiron Blood Testing Pty Ltd	Australia
Appold Consultadoria E Serviços Lda	Portugal
Chiron Holding LLC (Formerly known as "Chiron LLC")	Delaware
Chiron Hungary Üzleti Szolgáltató Korlátolt Felelösségü Társaság (aka Chiron Hungary Kft.) or Chiron Hungary Business Services Limited Liability Company (aka Chiron Hungary Ltd)[2]	Hungary
Chiron Vaccines Holding Srl (formerly known as "Ami' Centro Srl")[3]	Italy
Chiron Srl (formerly known as S.p.A.)	Italy
Istituto Vaccinogeno Pozzi Srl (formerly known as S.p.A.).	Italy
Chiron Funding LLC (0.01%)	Delaware, USA
Chiron Corp. s.r.o. [75%; Chiron Vaccines International & Co KG, 25%]	Czech Republic
Chiron Vacccines International Srl & Co KG (formerly known as "Chiron Redevelopment Corp. & Co. KG")	Germany
31. Corsa Verwaltungsgesellschaft mbH	Germany
Chiron Behring Verwaltungsgesellschaft mbH	Germany
Chiron Behring GmbH & Co4	Germany
Chiron GmbH	Germany
Chiron Investment Company Spain, Srl (ETVE)	Spain
Chiron Iberia S.L.	Spain

Chiron B-1 Limited and Chiron B-2 Limited entered into a partnership called Chiron Blood Testing (Bermuda) Ltd. on 12/18/2002; Chiron B-1 holds an 85% partnership interest, and Chiron B-2 holds a 15% partnership interest. Together, the 2 entities jointly own Chiron Blood Testing (Bermuda) Ltd. and the subsidiaries listed thereunder.

Appold holds a 99.4% interest and Chiron Holding LLC holds a 0.6% interest.

3
Appold holds a 94% interest and Chiron Holding LLC holds a 6% interest.

Chiron Redevelopment Corp & Co KG holds a 99% interest and Chiron Behring holds a 1% interest.

2

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  Exhibit 21
LIST OF SUBSIDIARIES OF CHIRON CORPORATION